    As filed with the Securities and Exchange Commission on September 9, 2002

                                                      Registration No. 033-64499

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               CROWN CRAFTS, INC.
             (Exact name of registrant as specified in its charter)

                GEORGIA                                    58-0678148
     (State or other jurisdiction                       (I.R.S. Employer
   of incorporation or organization)                   Identification No.)

                            916 South Burnside Avenue
                            Gonzales, Louisiana 70737
          (Address, including zip code, of principal executive offices)

                    CROWN CRAFTS, INC. 1995 STOCK OPTION PLAN
              THE CROWN CRAFTS, INC. 401(K) RETIREMENT SAVINGS PLAN
                            (Full title of the plans)

                             Mr. E. Randall Chestnut
                 Chairman, Chief Executive Officer and President
                               Crown Crafts, Inc.
                            916 South Burnside Avenue
                            Gonzales, Louisiana 70737
                                 (225) 647-9100
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all correspondence to:
                               Steven E. Fox, Esq.
                               Rogers & Hardin LLP
                            2700 International Tower
                           229 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 522-4700

                       DEREGISTRATION OF UNSOLD SECURITIES

         On November 21, 1995, Crown Crafts, Inc. ("Crown Crafts") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration Statement No. 033-64499) (the "Registration Statement") registering (i) 1,600,000 shares of Crown Crafts' Common Stock, $1.00 par value (the "Common Stock"), to be issued to participants under (A) the Crown Crafts, Inc. 1995 Stock Option Plan and (B) The Crown Crafts, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan"), and (ii) an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan (the "Plan Interests"). Prior to the date hereof, the terms of the 401(k) Plan were changed such that no additional shares of the Common Stock of Crown Crafts may be issued under the 401(k) Plan.

         Pursuant to the undertaking contained in the Registration Statement, Crown Crafts is filing this Post-Effective Amendment No. 1 to deregister the Plan Interests that were registered under the Registration Statement and remain unissued under the 401(k) Plan. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of all such Plan Interests.

                         [Signatures on following page.]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Gonzales, Louisiana, on August 27, 2002.

                             CROWN CRAFTS, INC.


                             By: /s/ E. Randall Chestnut
                                 -----------------------------------------------
                                 E. Randall Chestnut
                                 Chairman, Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed below by the following persons in the capacities indicated as of August 27, 2002.

                NAME                                    CAPACITY
                ----                                    --------

     /s/ E. Randall Chestnut                    Chief Executive Officer,
     ----------------------------               President, Chairman and Director
     E. Randall Chestnut                        (Principal Executive Officer)

     /s/ Amy V. Samson                          Chief Financial Officer
     ----------------------------               (Principal Financial Officer
     Amy V. Samson                              and Principal Accounting
                                                Officer)

     /s/ William T. Deyo, Jr.                   Director
     ----------------------------
     William T. Deyo, Jr.

     /s/ Steven E. Fox                          Director
     ----------------------------
     Steven E. Fox

     /s/ Sidney Kirschner                       Director
     ----------------------------
     Sidney Kirschner

     /s/ Zenon S. Nie                           Director
     ----------------------------
     Zenon S. Nie

     /s/ William Porter Payne                   Director
     ----------------------------
     William Porter Payne

     /s/ Donald Ratajczak                       Director
     ----------------------------
     Donald Ratajczak

     /s/ James A. Verbrugge                     Director
     ----------------------------
     James A. Verbrugge

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed on behalf of The Crown Crafts, Inc. 401(k) Retirement Savings Plan by the undersigned, thereunto duly authorized, in Gonzales, Louisiana, on August 27, 2002.

                                         THE CROWN CRAFTS, INC. 401(K)
                                         RETIREMENT SAVINGS PLAN


                                         By: /s/ Amy Vidrine Samson
                                            ------------------------------------
                                             Member, Administrative Committee



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